EXHIBIT 10.2
Execution Version

GUARANTY AGREEMENT

This GUARANTY AGREEMENT, dated as of March 29, 2023, is made by SKYWARD SERVICE COMPANY, a Delaware corporation (“Skyward Service”) and SKYWARD UNDERWRITERS AGENCY, INC., a Texas corporation (“Skyward Underwriters”; and together with Skyward Service and any Person who becomes a “Guarantor” pursuant to the terms hereof after the date hereof, collectively, the “Guarantors” and each, individually, a “Guarantor”) in favor of TRUIST BANK, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Lenders.

WHEREAS, each of Skyward Service and Skyward Underwriters is a Subsidiary of SKYWARD SPECIALTY INSURANCE GROUP, INC., a Delaware corporation (the “Borrower”);

WHEREAS, the Borrower is entering into that certain Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders from time to time party thereto, the Issuing Bank and the Administrative Agent, providing for a revolving credit facility (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, it is a condition precedent to the obligations of the Lenders, the Issuing Bank and the Administrative Agent under the Loan Documents that each of the Guarantors enter into this Agreement, pursuant to which such Guarantors shall guarantee all Obligations of the Borrower and the other Loan Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Lenders and the Issuing Bank to enter into the Credit Agreement and to induce the Lenders and the Issuing Bank to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The following terms shall have the following meanings:

“Agreement” shall mean this Guaranty Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Avoidance Provisions” shall have the meaning set forth in Section 2.1(d).

“Bankruptcy Code” shall have the meaning set forth in Section 2.1(c)(i).

“Beneficiary” means Administrative Agent, Issuing Bank and each Lender.

“Guaranteed Obligations” shall have the meaning set forth in Section 2.1(a).

“Guarantor(s)” shall have the meaning set forth in the preamble to this Agreement.

Section 1.2    Other Definitional Provisions; References. The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any

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pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall, unless otherwise stated, be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

GUARANTEE
Section 2.1    Guarantee.

(a)Each Guarantor unconditionally guarantees to Administrative Agent (for the ratable benefit of the Beneficiaries), jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations of the Borrower and the other Loan Parties including, without limitation, (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent, the Lenders and the Issuing Bank under the Credit Agreement and the other Loan Documents; and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (i) and (ii) being collectively called the “Guaranteed Obligations”); provided that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

(b)Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Beneficiary to any other remedies available, including, any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other Guarantor.

(c)It is the intent of each Guarantor and the Administrative Agent that the maximum obligations of the Guarantors hereunder shall be, but not in excess of:

(i)in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended and in effect from time to time (the “Bankruptcy Code”), on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Beneficiaries) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii)in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Beneficiaries) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii)in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Beneficiaries) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(d)The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Beneficiaries) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions.” To the extent set forth in subsections (c)(i), (ii) and (iii) of this Section, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Beneficiaries), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(e)This Section is intended solely to preserve the rights of the Administrative Agent and the Beneficiaries hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this

Section as against the Administrative Agent or any Beneficiary that would not otherwise be available to such Person under the Avoidance Provisions.

(f)Each Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Article shall remain in full force and effect until all Guaranteed Obligations (other than contingent indemnification obligations for which no claims have been asserted) are satisfied in full in cash and all Commitments have been irrevocably terminated, notwithstanding that, from time to time during the term of the Credit Agreement, no Obligations may be outstanding.

Section 2.2 Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent specified pursuant to the Credit Agreement.

ARTICLE III ACKNOWLEDGMENTS, WAIVERS AND CONSENTS
Section 3.1    Acknowledgments, Waivers and Consents.

(a)Each Guarantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee of Obligations of Persons other than such Guarantor and that such Guarantor’s guarantee of the Guaranteed Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Guarantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that each Guarantor shall remain obligated hereunder (including, without limitation, with respect to each Guarantor the guarantee made by it herein), and the enforceability and effectiveness of this Agreement and the liability of such Guarantor, and the rights, remedies, powers and privileges of the Beneficiaries under this Agreement and the other Loan Documents, shall not be affected, limited, reduced, discharged or terminated in any way:

(i)notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (A) any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or any other Beneficiary may be rescinded by the Administrative Agent or such other Beneficiary and any of the Guaranteed Obligations continued; (B) the Guaranteed Obligations, the liability of any other Person upon or for any part thereof or any guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent or any other Beneficiary; (C) the Credit Agreement, the other Loan Documents and all other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, all Lenders, or the other parties thereto, as the case may be) may deem advisable from time to time; (D) the Borrower, any Guarantor or any other Person may from time to time accept or enter into new or additional agreements, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations; and (E) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)regardless of, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Guaranteed Obligations or any other guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Beneficiary; (B) any defense, set-off or counterclaim (other than a defense of payment in full) which may at any time be available to or be asserted by any Guarantor or any other Person against the Administrative Agent or any other Beneficiary; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations or the failure of the Administrative Agent or any other Beneficiary to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or transfer of any or all of the assets of any Guarantor, or any changes in the shareholders of any Guarantor; (D) any failure of the Administrative Agent or any other Beneficiary to pursue or exhaust any right, remedy, power or privilege it may have against any Guarantor or any other Person or to take any action whatsoever to mitigate or reduce any Guarantor’s liability under this Agreement or any other Loan Document; (E) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (F) the possibility that the Guaranteed Obligations may at any time and from time to time exceed the aggregate liability of such Guarantor under this Agreement; or (G) any other circumstance or act whatsoever, including any action or omission of the type described in subsection (a)(i) of this Section (with or without notice to or knowledge of any Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense (other than the defense of payment in full) of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in Article II, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)Each Guarantor hereby waives to the extent permitted by law, (i) except as expressly provided otherwise in any Loan Document, all notices to such Guarantor, or to any other Person, including, but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II, or notice of or proof of reliance by the Administrative Agent or any other Beneficiary upon the guarantee contained in Article II, or of default in the payment or performance of any of the Guaranteed Obligations owed to the Administrative Agent or any other Beneficiary and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and no notice of any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor, and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Beneficiary, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Guarantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the guarantee contained in Article II; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Beneficiary may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Beneficiary to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Beneficiary against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

Section 3.2 No Subrogation, Contribution or Reimbursement. Until all Guaranteed Obligations (other than contingent indemnification obligations for which no claims have been asserted) are satisfied in full in cash and all commitments of each Lender under the Credit Agreement or any other Loan Document have been irrevocably terminated, notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Beneficiary, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Beneficiary against the Borrower or any other Guarantor or guarantee or right of offset held by the Administrative Agent or any other Beneficiary for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder. Each Guarantor further agrees that all rights of subrogation, reimbursement, indemnity and contribution such Guarantor may have against the Borrower or any other Guarantor or against any collateral security or guarantee or right of offset held by the Administrative Agent or any other Beneficiary shall be junior and subordinate to any rights the Administrative Agent and the other Beneficiaries may have against the Borrower and such Guarantor and to all right, title and interest the Administrative Agent and the other Beneficiaries may have in such or guarantee or right of offset.

ARTICLE IV REPRESENTATIONS AND WARRANTIES
To induce the Beneficiaries to enter into the Credit Agreement and the other Loan Documents, and to induce the Lenders and the Issuing Bank to make their respective extensions of credit to the Borrower thereunder, each Guarantor represents and warrants to the Beneficiaries as follows:

Section 4.1 Confirmation of Representations in Credit Agreement. That the representations and warranties set forth in Article IV of the Credit Agreement as they relate to such Guarantor (in its capacity as a Loan Party or a Subsidiary of the Borrower, as the case may be) or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section, be deemed to be a reference to such Guarantor’s knowledge.

Section 4.2 Benefit to the Guarantors. As of the Closing Date, the Borrower is a member of an affiliated group of companies that includes each Guarantor, and the Borrower and the Guarantors are engaged in related businesses permitted pursuant to Section 7.3(b) of the Credit Agreement. Each Guarantor is a Subsidiary of the Borrower, and the guaranty and surety obligations of each Guarantor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, such Guarantor; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.

Section 4.3 Truth of Information. All information with respect to the Guaranteed Obligations set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Guarantor to the Beneficiaries, and all other written information heretofore or hereafter furnished by such Guarantor to the Beneficiaries, is and will be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date furnished.

ARTICLE V SUBORDINATION OF INDEBTEDNESS
Section 5.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and obligations of the Borrower or any other Guarantor to any Guarantor arising out of this Agreement, whether consisting of subrogation claims or otherwise. As provided in Section 3.2, the payment of Guarantor Claims shall be subordinated to the payment in full of the Guarantee Obligations such that no payment in respect of the Guarantor Claims shall be made until all Guaranteed Obligations are satisfied in full in cash and all commitments of each Lender under the Credit Agreement or any other Loan Document have been irrevocably terminated.

Section 5.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Guarantor, the Administrative Agent on behalf of the Beneficiaries shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Beneficiaries for application against the Guaranteed Obligations as provided under the Credit Agreement. Should the Administrative Agent or any other Beneficiary receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between such Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full in cash of the Guaranteed Obligations and termination of all Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Beneficiaries to the extent that such payments to the Administrative Agent and the other Beneficiaries on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Administrative Agent and the other Beneficiaries had not received dividends or payments upon the Guarantor Claims.

Section 5.3 Payments Held in Trust. In the event that any Guarantor should receive any funds, payments, claims or distributions which are prohibited by other Sections of this Agreement, then it agrees (a) to hold in trust for the Administrative Agent (for the benefit of Beneficiaries) an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Beneficiaries; and each Guarantor covenants promptly to pay the same to the Administrative Agent.

Section 5.4 Notation of Records. Upon the written request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE VI COVENANTS
Each Guarantor covenants and agrees with the Administrative Agent and the other Beneficiaries that, from and after the date of this Agreement until all Guaranteed Obligations are satisfied in full in cash and all commitments of each Lender under the Credit Agreement or any other Loan Document have been irrevocably terminated:

Section 6.1 Covenants in Credit Agreement. Such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.Further Assurances. Such Guarantor shall, promptly upon request by the Administrative Agent, (a) correct any material defect or error that may be discovered in this Agreement or any other Loan Document to which such Guarantor is a party or in the execution or acknowledgment thereof, and (b) do, execute, acknowledge and deliver any and all such further acts, documents, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement or any other Loan Document to which such Guarantor is a party, (ii) maintain the validity and effectiveness of any of this Agreement or any other Loan Document to which such Guarantor is a party and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Administrative Agent the rights granted or now or hereafter intended to be granted to the Administrative Agent under this Agreement or any other Loan Document to which such Guarantor is a party or under any other instrument executed in connection with any such Loan Document to which such Guarantor or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

MISCELLANEOUS

Section 7.1 Waiver. No failure on the part of the Administrative Agent or any other Beneficiary to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by the Administrative Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 7.2 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 10.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 7.3    Payment of Expenses, Indemnities

(a)Each Guarantor agrees to pay or promptly reimburse the Administrative Agent and each other Beneficiary for all advances, charges, costs and expenses (including, without limitation, all attorneys’ fees, legal expenses and court costs) incurred by such Person in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Guarantor in connection with (i) the rights of the Administrative Agent or any other Beneficiary under this Agreement, or (ii) collecting against such Guarantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party.

(b)Each Guarantor agrees to pay, and to save the Administrative Agent and the other Beneficiaries harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to the execution, delivery, enforcement, performance or administration of this Agreement, to the extent the Borrower would be required to do so pursuant to Section 10.3 of the Credit Agreement.

(c)All amounts for which any Guarantor is liable pursuant to this Section shall be due and payable by such Guarantor to the Administrative Agent upon demand.

Section 7.4 Waivers; Amendments. No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Beneficiaries hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances. Neither this Agreement nor any provision hereof may be waived, amended, supplemented or otherwise modified, or any departure therefrom consented to, except pursuant to an agreement or agreements in writing entered into by, between or among the Administrative Agent and the Guarantors with respect to which such waiver, amendment, other modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

Section 7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent on behalf of the Beneficiaries and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 7.6 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 7.8 Survival. The obligations of the parties under Section 10.3 of the Credit Agreement shall survive the repayment of the Guaranteed Obligations and the termination of the Loan Documents.

Section 7.9 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 7.10 No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 7.11    Governing Law; Submission to Jurisdiction.

(a)This Agreement, any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated by the Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b)Subject to the last sentence of this clause (b), each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, Borough of Manhattan, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or such New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)Each of the parties hereto irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 7.2 (so long as such service of process also complies with service of process permitted by law). Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 7.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.13    Acknowledgments.

(a)Each Guarantor hereby acknowledges that:

(i)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(ii)neither the Administrative Agent nor any other Beneficiary has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the other Beneficiaries, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Beneficiaries or among the Guarantors and the Beneficiaries.

(b)Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents to which it is a party and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents to which it is a party; that it has in fact read this Agreement and the other Loan Documents to which it is a party and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement and the other Loan Documents to which it is a party; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents to which it is party; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and other Loan Documents to which it is a party result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each Guarantor agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement or the other Loan Documents to which it is a party on the basis that such Guarantor had no notice or knowledge of such provision or that the provision is not “conspicuous.”

(c)Each Guarantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against any other Guarantor, the Administrative Agent, the other Beneficiaries or any other Person. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 7.14 Additional Guarantors. Each Person that is required to become a party to this Agreement pursuant to Section 5.10 of the Credit Agreement and is not a signatory hereto shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex I.

Section 7.15 Set-Off. Each Guarantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Beneficiary may otherwise have, each Beneficiary shall have the right and be entitled (with consent from the Administrative Agent), at its option, to offset (i) balances held by it or by any of its Affiliates for account of any Guarantor or any of its Subsidiaries at any of its offices, in dollars or in any other currency, and (ii) Obligations then due and payable to such Lender (or any Affiliate of such Lender), which are not paid when due, in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Beneficiary’s failure to give such notice to the Borrower shall not affect the validity thereof.

Section 7.16 Reinstatement. The obligations of each Guarantor under this Agreement (including, without limitation, with respect to the guarantee contained in Article II) shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations is invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, then, to such extent, the Guaranteed Obligations so satisfied shall be revived, reinstated and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the other Beneficiaries’ rights, powers and remedies under this Agreement shall continue in full force and effect

Section 7.17 Acceptance. Each Guarantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Beneficiaries being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTORS:

SKYWARD SERVICE COMPANY

By:	/s/ Mark Haushill
Name:	Mark Haushill
Title:	President

SKYWARD UNDERWRITERS AGENCY, INC.
By:	/s/ Mark Haushill
Name:	Mark Haushill
Title:	President

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

TRUIST BANK

By:	/s/ Andrew Silsbee
Name: Andrew Silsbee
Title: Vice President

SKYWARD SPECIALTY INSURANCE GROUP
GUARANTY AGREEMENT SIGNATURE PAGE

SCHEDULE 1

Notice Addresses

To each Guarantor:
Schedule I-1

ANNEX I

Form of Assumption Agreement

THIS ASSUMPTION AGREEMENT, dated as of [ ] (this “Assumption Agreement”), is made by [NAME OF NEW SUBSIDIARY], a [state of incorporation] [corporation] (the “Additional Guarantor”), in favor of TRUIST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Beneficiaries. All capitalized terms not defined herein shall have the meanings assigned to them in the Guaranty Agreement.

WHEREAS, SKYWARD SPECIALTY INSURANCE GROUP, INC., a Delaware
corporation (the “Borrower”), the lenders from time to time parties thereto, the issuing bank party thereto and the Administrative Agent have entered into a Credit Agreement, dated as of March 29, 2023 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, certain of Borrower’s Subsidiaries have entered into the Guaranty Agreement, dated as of March 29, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), in favor of the Administrative Agent for the benefit of the Beneficiaries;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guaranty Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Security Agreement;

NOW, THEREFORE, it is agreed:

SECTION 1. Guaranty Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in the Guaranty Agreement, hereby becomes a party to the Guaranty Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Schedule A hereto is hereby added to the information set forth in Schedule 1 to the Guaranty Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

SECTION 2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF).
Annex I-1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:
Annex I-2

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

TRUIST BANK

By:
Name:
Title:
Annex I-3

SCHEDULE A

Supplement to Schedules of Guaranty Agreement
Schedule A-1